Exhibit 21.1 (i)

                           EWRX INTERNET SYSTEMS INC.

                            WHOLLY-OWNED SUBSIDIARIES

Classic Car Source, Incorporated
C/O Dan Jondron, President
1200 Harris Avenue, Suite 104
Bellingham, Washington 98225
1-800-945-4077
(360) 738-4815 FAX

Incorporated in the State of Washington, March 13, 1996

Dba as Classicar.com

North Fork Publishing Group Incorporated
C/O Dan Jondron, President
1200 Harris Avenue, Suite 104
Bellingham, Washington 98225
1-800-945-4077
(360) 738-4815 FAX

Incorporated in the State of Washington, March 13, 1996

Dba as North Fork WebWrx

EWRX Internet Systems (Canada) Inc.
Ronald C. Davis, President
#301 - 543 Granville Street
Vancouver, BC Canada V6C 1X8
(604) 669-6079
(604) 669-6042 FAX

Incorporated in British Columbia, June 1,1999